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                                                                   EXHIBIT 10.67


                      Private Placement Purchase Agreement
                                December 3, 1997


One Tampa City Center, Suite 2550
Tampa, Florida 33602

Gentlemen:

1. The undersigned ("Subscriber") has reviewed the filings which you (the "Company") have made with the Securities Exchange Commission during the past 12 months. The Company represents and warrants to the Subscriber that all such filings were made timely, are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading. Subscriber has had the opportunity to discuss the Company's affairs with the Company's officers.

2. At a closing (the "Closing") to occur at the offices of the Company simultaneously herewith, the Subscriber will for $15,000 per Unit (as defined below) purchase from the Company, and the Company will sell, the number of Units set forth below opposite Subscriber's name below. Each Unit consists of 15 shares of 1997 Convertible Preferred Stock (the "Preferred") having a liquidation value of $1,000 per share (the "Preferred") and warrants (the "Warrants") to purchase 10,000 shares of common stock of the Company ("Common Stock"). Such purchase by Subscriber is part of an offering in which an aggregate of 100 Units will be sold simultaneously with such sale to Subscriber. The purchasers of the 100 Units are referred to herein collectively as the "Purchasers." The purchase price will be paid in full and in cash at the Closing. The date of the Closing is referred to herein as the "Completion Date."

3. The Certificate of Designation for the Preferred is in the form of Exhibit A. The Warrants are in the form of Exhibit B.

4. Counsel to the Company is concurrently herewith rendering an opinion to Subscriber in respect of the validity of the securities issued hereby and on certain other matters.

5.       Registration.

         (a) The Company will on or before the 90th day after the date hereof file a registration statement (the "Registration Statement") for the non-underwritten public sale by the holders of the shares of Common Stock which have theretofore been issued or which may thereafter be issued on conversion of the Preferred or upon exercise of the Warrants.

         (b) The Company shall use its best efforts to cause the Registration Statement to become effective not later than 90 days after the date of filing, and, subject to Section 4(h), to remain effective for two years with respect to Common Stock issued upon conversion of Preferred Stock and three years with respect to Common

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Stock issued upon exercise of Warrants. The registration shall be accompanied by blue sky clearances in such states as the holders may reasonably request.

         (c) The Company shall pay all expenses of the registration hereunder, other than the holders' brokerage fees, discounts or commissions, and transfer taxes, if any.

         (d) Registration rights may be assigned to assignees of the Preferred, the Warrants or the underlying stock, but only with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section are for the benefit of the Subscriber and Subscriber's personal representatives and permitted assigns.

         (e) In connection with such registration, the Company and the Subscriber will sign indemnification agreements which are conventional in transactions of this kind.

         (f) Should Subscriber from time to time or times give to the Company notice that it has assigned all or any part of the Preferred or the Warrants or any shares of Common Stock issuable on conversion or exercise in transactions permitted hereunder, the Company shall, at no cost to Subscriber, within five business days file a supplement to the registration statement to reflect the name(s) of the transferee(s) as (a) selling shareholder(s).

         (g) Subscriber agrees that for a period of 12 months from the Closing it shall not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (each, a "Sale") that Subscriber does not own as of such date, provided, however, that no such restriction shall apply to any Common Stock to be issued to Subscriber upon the conversion of any Preferred which is converted within 10 business days after such Sale or upon the exercise of any Warrants which are exercised within 10 business days after such Sale.

         (h) Once the registration statement is effective, the Company will issue UNLEGENDED shares of common stock (in form which can be transmitted electronically if desired by Subscriber):

                  (i) on conversion of the Preferred and exercise of the Warrants, whether or not such shares are sold simultaneously with such conversion or exercise; or

                  (ii) in exchange for any legended shares of common stock which were issued on prior conversion of the Preferred or exercise of the Warrants.

6. The Company covenants to call a meeting of stockholders on or before March 31, 1998 and to hold such meeting not later than April 30, 1998 (the "Meeting") and to propose to the stockholders at such meeting that the stockholders approve the issuance of shares


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on conversion of the Preferred and on exercise of the Warrants. Until such approval is obtained, the Warrants shall not be exercisable, and the maximum number of shares which will be issued on conversion of the Preferred by all Purchasers is _______, issuable on a first converted-first exercised basis. Should such approval not be obtained on or before April 30, 1998, then until such approval is obtained, the Company shall on demand by Subscriber made at any time or times redeem any portion of the Preferred Stock which is not convertible under the preceding sentence and which is designated by Subscriber for redemption (the "Redeemed Portion") at a redemption price equal to $2,000 per share proposed to be converted plus accrued but unpaid dividends. The redemption price for each redemption demand shall be payable within 30 business days after such demand is made, and shall accrue interest from the date of the demand by Subscriber at 11% per annum or, if less, the maximum statutory interest rate in Florida. Interest shall be payable on demand by Subscriber after such 30th day.

7.       Certain General Representations.

         (a) Subscriber represents and warrants that it is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution or of Units, or of the Preferred or any shares (the "Shares") of Common Stock issuable upon conversion or exercise thereof.

         (b) Subscriber understands that it may sell or otherwise transfer the Units, the Preferred, the Warrants or the Shares only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended (the "Securities Act") , and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

         (c) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

         (d) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the



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economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

         (e) Subscriber represents that Subscriber's investment decision to purchase the Units was based exclusively on the Company's SEC filings.

8.       Fees and Expenses.

         (a) The Company will upon Closing pay to Mueller Trading Company a fee for all Purchasers which aggregates $150,000.

         (b) The Company will at Closing pay a total of $15,000 to Oscar D. Folger for his services as counsel to certain Purchasers in connection herewith.

         (c) Except as aforesaid, each party shall bear its own expenses in connection with this transaction.

9.       Funding Limitations; Certain Company Representations and Covenants.

         (a) The Company represents that neither the issuance of the Preferred or Warrants, nor the conversion or exercise thereof, will trigger any rights under any outstanding securities of the Company.

         (b) For so long as Subscriber owns any shares of Preferred, the Company will promptly forward to Subscriber copies of all press releases by the Company and all filings made by the Company with the Securities and Exchange Commission.

10. The Company's obligations under this Agreement and under the Preferred and Warrants shall not be subject to defense, offset or counterclaim for any matter or thing. All claims by the Company against Subscriber shall be brought by the Company in separate actions for monetary damages only, and injunctive relief shall not be available.

11. This Agreement may not be changed or terminated except by written agreement of the Company and a majority-in-interest of the Purchasers. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies. This Agreement may be signed in counterparts. This Agreement shall be governed by the internal laws


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of the State of Delaware. The Florida courts shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested.


Subscriber:
                                             -----------------------------------

                                        By:
                                           -------------------------------------




Number of Units: _____________








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                                    Exhibit A


There is hereby created a series of the Preferred Stock of this corporation to consist of 1,000 of the shares of 1997 Preferred Stock, $0.001 par value per share, which this corporation now has authority to issue.

1. The distinctive designation of the series shall be "1997 Convertible Preferred Stock" (the "Preferred Stock" or the "1997 Preferred Stock"). The number of shares of 1997 Convertible Preferred Stock shall be 1,500.

2. For purposes of this Certificate of Designation and the Company's Certificate of Incorporation, (i) any series of Preferred Stock of the Company entitled to dividends and liquidation preference on a parity with the 1997 Preferred Stock shall be referred to as "Parity Preferred Stock," (ii) any series of Preferred Stock ranking senior to the 1997 and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Senior Stock," and (iii) the Common Stock and any series of Preferred Stock ranking junior to the 1997 and Parity Preferred Stock with respect to dividends and liquidation preference shall be referred to as "Junior Stock." As of the date of this Certificate of Determination there is not outstanding any Parity Preferred Stock or Senior Stock.

3. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of Senior Stock, the holders of 1997 Preferred Stock and Parity Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Junior Stock or Common Stock by reason of their ownership thereof, an amount equal to their full liquidation preference, which in the case of shares of 1997 Preferred Stock shall be $1,000 per share, plus accrued and unpaid dividends (the "Redemption Value"). If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock and Parity Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock and Parity Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.



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4.       Dividends.

         (a) The holders of the Preferred Stock shall be entitled to receive a dividend, payable quarterly on the first day of each calendar quarter commencing April 1, 1998, which accrues from the date of issuance at the annual rate of $70 per share, provided that dividends shall accrue at the annual rate of $180 per share so long as Registration Statement (as defined in a Private Placement Purchase Agreement of even date herewith) is not effective at any time after the 180th day following the issuance of the Preferred Stock. The preceding proviso shall not limit any other rights or remedies of Holder as a result of the breach by the Company of any provisions herein relating to the Registration Statement or otherwise.

         (b) Dividends shall be payable at the option of the Company either in cash or in shares of Common Stock which on the date of the dividend payment are convertible into shares of Common Stock which have a value equal to the dividend, provided that dividends may be paid in Common Stock only if the public sale thereof is permitted under a then effective registration statement. The value of each share of Common Stock for the purposes of any dividend payment shall be equal to the average of the last reported sales prices therefor on the public markets on the last five trading days prior to the date of the payment.

5.       Conversion

         (a) The holder shall have the right at any time in its sole discretion, to convert the Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of the Company's common stock (the "Common Stock") equal to $1,000 per share converted divided by the Conversion Price. The Conversion Price means the lesser of (1) $0.70 (the "Cap") or (2) 75% of the average of the closing bid price of a share of Common Stock of the Company during the ten trading days prior to such conversion.

         (b) In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice (by fax or overnight courier service or personal delivery) of such election and shall surrender his Preferred Stock to the Company for cancellation. Conversion shall be effective upon the giving of such notice. The Company shall, within three business days after receipt by the Company of notice of conversion, deliver to the Holder (or, at Holder's request, DWAC) a certificate for the shares of Common Stock into which such conversion was made.

         (c) The Company shall at all times reserve and keep available out of its authorized and unissued common stock, solely for issuance upon the conversion of the Preferred Stock as herein provided, the number of shares of common stock as shall from time to time be issuable upon the conversion of the Preferred Stock.



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         (d) The Percentage and the Cap shall each be reduced by two percentage points for each full 30-day period after the 180th day after the date hereof in which the Registration Statement has not been declared effective, provided that neither the Cap nor the Percentage shall ever be less than 50% of its initial value. The preceding sentence shall not limit any other rights or remedies of Holder as a result of the breach by the Company of any provisions herein relating to the Registration Statement or otherwise.

         (e) The Cap shall be equitably adjusted in case the Company shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares.

         (f) If the Company shall effect any consolidation, merger or sale, or if any capital reorganization or reclassification of the Common Stock shall be effected, then, as a condition precedent of such transaction, appropriate provision shall be made to the end that conversion rights hereunder (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to the kind of stock, securities or assets which are deliverable in respect of Common Stock upon the consummation of such transaction.

         (g) The Preferred Stock shall be convertible at any time only to the extent that Holder would not as a result of such conversion beneficially own more that 4.99% of the then outstanding Common Stock. Beneficial ownership shall be defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The opinion of counsel to Holder shall prevail in the event of any dispute on the calculation of Holder's beneficial ownership.

         (h) Should holder propose to convert any Preferred Stock at a Conversion Price which is less than $0.50, the Company shall have the option to redeem all (but not any part) of the shares proposed to be converted at a redemption price of $1,250 per share, plus any accrued but unpaid dividends. The option shall be exercisable by written notice from the Company to the Holder which is given within four business days of the notice of conversion and which is accompanied by payment of the redemption price in full.

6. Certain Payments. In the event the Company fails timely to deliver or DWAC a certificate for shares of Common Stock as required hereunder, or if the Company fails timely to make any required redemption payment in respect of any shares of Preferred Stock, then, without limiting such holder's other rights and remedies (including, without limitation, rights and remedies available to such holder upon an event of default), the Company shall forthwith pay to such holder an amount accruing at the rate of $50 per day for each share of Preferred Stock.



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7.       Events of Default and Early Redemption.

         (a) An "event of default" with respect to the Preferred Stock shall exist if any of the following shall occur, if:

                  (i) The Company shall breach or fail to comply with any provision of this Certificate of Designation and such breach or failure shall continue for 15 days after written notice by any Holder to the Company.

                  (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 45 days after such filing.

                  (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

                  (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

         (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Company, require that the Company forthwith redeem the Preferred Stock at a redemption price of $1,250 per share, plus any accrued but unpaid dividends. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for herein and in the Subscription Agreement. If an event of default referred to in clauses
(ii), (iii) or (iv) shall occur, the Company forthwith redeem the Preferred Stock at a redemption price of $1,250 per share, plus any accrued but unpaid dividends, and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement.

8. Without the consent of a majority in interest of the holders of the Preferred Stock, the Company shall not create any class of equity security which is senior to or parity with the Preferred Stock in liquidation rights.



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9.       All share, redemption and similar amounts are subject to appropriate adjustment in the event of stock splits, stock dividends, recapitalization and similar events.








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                                    Exhibit B

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                     WARRANT

                      To Purchase Shares of Common Stock of


                      ------------------------------------


DATED: December __, 1997

Number of Shares:

Holder:

Address:

THIS CERTIFIES that, for value received the holder of this Warrant ("Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from , a Delaware corporation (the "Company" or "Brassie"), the number of fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock") set forth above at the purchase price per share as set forth in
Section 1 below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in Section 10 hereof.

1.       Number of Shares; Exercise Price.

         (a) Subject to adjustments as provided herein, this Warrant shall be exercisable for the number of shares of common stock set forth above, at an Exercise Price per share of $1.00.

         (b) This Warrant shall be exercisable during the period commencing on the date hereof and ending on the third anniversary of the date of this warrant.

2. Title to Warrant. This Warrant shall be transferable only with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney.

3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole


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or in part, at any time, or from time to time, during the term hereof as described in Section l above, by faxed or other written notice thereof, so long as such notice is followed within three business days by the surrender of this Warrant and a standard form of Notice of Exercise duly completed and executed on behalf of the holder hereof, at the office of the Company in Florida (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to Section 5 hereof, payment of the purchase price of the shares thereby purchased in cash or check reasonably acceptable to the Company. The holder of this Warrant shall be entitled within five business days after exercise to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, a receipt acknowledging tender of the Warrant, with a new Warrant for the unexercised portion of this Warrant to be issued as soon as reasonably practicable. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised. In the event the Company fails to issue to certificates for any shares of Common Stock upon exercise of this Warrant within such time, then without limiting Holder's other rights and remedies, the Company shall forthwith pay to the Holder an amount accruing at the rate of $250 per day for each 10,000 such shares of common stock subject to this Warrant, with pro rata payments for shares in an amount less than 10,000.

The Company covenants that all shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

Notwithstanding anything to the contrary contained herein, the holder hereof shall not have the right to exercise this Warrant so long as and to the extent that at the time of such exercise, such exercise would cause such holder then to be the "beneficial owner" of five percent (5%) or more of the Company's then outstanding Common Stock. For purposes hereof, the term "beneficial owner" shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended. The opinion of legal counsel to the holder of this Warrant shall prevail in all matters relating to the amount of such holder's beneficial ownership.

4. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional share above



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
the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

5. Charges, Taxes and Expenses. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.


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10.      Adjustments of Rights. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the merger or consolidation.

         (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

         (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d) Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to Common Stock of, shares of Common Stock, then the Exercise Price in effect immediately prior to such event shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of the Common Stock outstanding immediately after such dividend or distribution.


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
         (e) Other Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend (other than dividends out of retained earnings), or make any other distribution with respect to Common Stock payable in stock (other than Common Stock) or other securities or property, then the Company may, at its option, either (i) decrease the per share Exercise Prices by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors or (ii) provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the holder hereof shall receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the same number and kind of stock, other securities and property which such holder would have received had the holder held the shares of Common Stock receivable on exercise hereof on and before the record date for such dividend or distribution.

         (f) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 10(c) or 10(d) above, the number of shares purchasable under Section 1(a) hereof shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

12.      Miscellaneous.

         (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of Delaware and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

         (b) Restrictions. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933. Under an agreement of even date herewith, the Company is required to file a registration statement (the "Registration Statement") with respect to the shares issuable hereunder.

Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the registered holder hereof.

Notice. Any notice required or permitted hereunder shall be deemed effectively given upon personal delivery to the party to be notified or upon faxed transmission, or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

IN WITNESS WHEREOF, _________________________________ has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  December ___, 1997


By:
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Title:
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